UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2024

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

10 West Walnut Street, 5th Floor, Pasadena, California		91103
(Address of principal executive offices)		(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2024, the board of directors (the “Board”) of Dine Brands Global, Inc. (the “Corporation”), acting pursuant to the authority granted to it by the Corporation’s Restated Certificate of Incorporation, as amended, increased the size of the Board from ten directors to eleven directors and elected Matthew T. Ryan to fill the newly-created directorship, effective immediately. The Board also determined that Mr. Ryan is “independent” under the applicable standards of the New York Stock Exchange and appointed Mr. Ryan to serve as a member of the Audit Committee of the Board.

There are no arrangements or understandings between Mr. Ryan and any other person pursuant to which Mr. Ryan was elected to serve as a member of the Board. There are not any transactions or relationships between the Company and Mr. Ryan that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Ryan will be compensated for his service on the Board in the same manner as the Corporation’s other non-employee directors. For a description of the Corporation’s director compensation programs, see “Director Compensation” in the Corporation’s proxy statement for the Corporation’s 2023 annual meeting of stockholders filed with the Securities and Exchange Commission on March 31, 2023. In connection with his appointment to the Board, Mr. Ryan will receive an initial prorated equity award targeted at $100,000 in the form of restricted stock units that will cliff vest on the first anniversary of the date of grant and settle in shares of Corporation common stock.

Additionally, in connection with Mr. Ryan’s election to the Board, the Corporation and Mr. Ryan will enter into an indemnification agreement in substantially the same form that the Corporation has entered into with each of the Company’s other directors.

Item 7.01. Regulation FD Disclosure.

On February 23, 2024, the Corporation issued a press release announcing the appointment of Mr. Ryan to the Board. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by the Corporation on February 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2024	DINE BRANDS GLOBAL, INC.

	By:	/s/ Christine K. Son
Christine K. Son
Senior Vice President, Legal, General Counsel and Secretary